UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2016

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 24, 2016, Axalta Coating Systems Ltd. (the “Company”), investment funds affiliated with The Carlyle Group (the “Selling Shareholders”) and Credit Suisse Securities (USA) LLC (the “Underwriter”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Shareholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Shareholders, subject to and upon the terms and conditions set forth therein, 25,000,000 of the Company’s common shares. In addition, pursuant to the Underwriting Agreement, the Selling Shareholders have granted the Underwriter an option, exercisable within 30 days, to purchase up to an additional 3,750,000 shares on the same terms and conditions.

A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.:	Description

1.1	Underwriting Agreement, dated May 24, 2016, by and among Axalta Coating Systems Ltd., investment funds affiliated with The Carlyle Group and Credit Suisse Securities (USA) LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: May 26, 2016	By:	/s/ Robert W. Bryant
Robert W. Bryant
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.:	Description

1.1	Underwriting Agreement, dated May 24, 2016, by and among Axalta Coating Systems Ltd., investment funds affiliated with The Carlyle Group and Credit Suisse Securities (USA) LLC